EXHIBIT 5

Xerox Corporation
P.O. Box 1600
Stamford, Connecticut 06904
203-968-3000

Office of General Counsel

Martin S. Wagner
Associate General Counsel,
Corporate, Finance and Ventures

Direct Dial (203) 968-3457

December 21, 1999

Gentlemen:

As Associate General Counsel, Corporate, Finance and Ventures of Xerox Corporation (the "Company"), I or other lawyers in the Office of General Counsel of the Company who report either directly or indirectly to me are familiar with the filing of this Registration Statement on Form S-8 ("Registration Statement") by the Company relating to the registration under the Securities Act of 1933, as amended (the "Act"), of up to 25,000,000 shares (the "Shares") of the Company's Common Stock, par value $1.00 per share ("Common Stock"), which may be issued upon the exercise of options granted and to be granted under the Xerox Corporation 1998 Employee Stock Option Plan (as amended, the "Plan").

In rendering the opinions set forth herein, either I or other lawyers in the Office of General Counsel of the Company who report either directly or indirectly to me have examined (i) the Registration Statement, (ii) the Plan, (iii) the Company's Restated Certificate of Incorporation and By-laws, each as amended to date, (iv) certain minutes of meetings of the Board of Directors and shareholders of the Company and (v) such other documents and matters of law as have been considered necessary or desirable in rendering the opinions set forth herein. Based upon the foregoing, it is my opinion that:

1. The Company has been duly incorporated and is validly existing in good standing under the laws of the State of New York.

2. The Shares, when issued and paid for in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable, with no personal liability attaching to the holders thereof under the laws of the State of New York.

I consent to the reference to my name in, and to the filing of this opinion as an exhibit to, the Registration Statement.

Very truly yours,

/s/ MARTIN S. WAGNER

Martin S. Wagner
Associate General Counsel,
Corporate, Finance and Ventures